UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2015

Grow Condos, Inc.
(Exact name of Registrant as specified in its charter)

Nevada (State or other Jurisdiction of Incorporation or organization)	000-53548 (Commission File Number)	86-0970023 (IRS Employer I.D. No.)

722 W. Dutton Road
Eagle Point, Oregon 97524
Tel:  541-879-0504

(Address, including zip code, and telephone and facsimile numbers, including area code, of registrant’s executive offices)

N/A

(Former name, former address and former fiscal year, if changed since last report)

ITEM 5.02 Departure and Election of Director

On September 23, 2015, Daniel J. Rogers resigned as a Director of Grow Condos, Inc. (the “Company”).

On September 25, 2015, David Tobias was elected a member of the Board of Directors by the remaining directors.

 Mr. Tobias has served as President of Wild Earth Naturals since May, 2013.  He also served as the President of Hemp, Inc. from August 2011 to January 9, 2014.  Prior to that, from October 2009 until May 2011, Mr. Tobias held the position of Vice President at Medical Marijuana Inc. where he was instrumental in bringing forward and culminating the merger between CannaBank and Medical Marijuana, Inc. He was earlier Sales Manager for Tulsa custom builder Xcite Homes, from October 2008 to August 2009. Among other qualifications, Mr. Tobias brings to the Board executive leader ship experience, including his service as a president of a public company, along with extensive entrepreneurial experience. Mr. Tobias also has a keen sense of the social, political, and economic environment in which the company operates.  Mr. Tobias is also currently serving on the board of directors of Cannabis Sativa, Inc., a company subject to the reporting requirements of Section 13 of the Securities Act of 1933.

SIGNATURE PAGE

Pursuant to the requirement of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Grow Condos, Inc.

Dated: September 29, 2015	By:	/s/ Joann Z. Cleckner
Joann Z. Cleckner, CFO